UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/16/2013

Del Frisco's Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35611

Delaware	20-8453116
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

930 S. Kimball Ave., Suite 100
Southlake, TX 76092
(Address of principal executive offices, including zip code)

(817) 601-3421
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2013, the Board of Directors of Del Frisco's Restaurant Group, Inc. (the "Company") appointed Mr. William Lamar, Jr. to serve as a class II Director to fill a recently created vacancy on the Board. Mr. Lamar's current term of office will end at the Company's 2014 Annual Stockholder Meeting.

Mr. Lamar retired from his position as Chief Marketing Officer of McDonald's USA in 2008. In 24 years with McDonald's he held various roles including National Marketing Director and Regional Marketing Director. Prior to joining McDonald's, Mr. Lamar was a Vice President of Burrell Advertising. Mr. Lamar is a member of the Board of Directors of Sionicmobile, Chairman elect of the 100 Black Men of Atlanta, Inc. and Chairman of the Atlanta Football Classic.

Mr. Lamar has been affirmatively determined by the Board to be an independent director under the independence standards of the NASDAQ Global Select Stock Market and will serve as a member of the Company's Compensation Committee and Nominating and Corporate Governance Committee.

There were no understandings or other agreements or arrangements between Mr. Lamar and any other person pursuant to which Mr. Lamar was elected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Frisco's Restaurant Group, Inc.

Date: December 19, 2013	By:	/s/ Thomas J. Pennison Jr.
Thomas J. Pennison Jr.
Chief Financial Officer